Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Announces Preliminary Unaudited
Fiscal Fourth Quarter and Fiscal Year 2016 Sales Results
Strong 4Q16 System-Wide Comparable Restaurant Sales of +5.5%
ICR Conference presentation and webcast at 8:00 am ET tomorrow

Lake Forest, CA. January 9, 2017 - Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco, today announced preliminary unaudited fiscal fourth quarter and fiscal year 2016 sales results ahead of its presentation tomorrow morning at the ICR Conference.

The fiscal fourth quarter and fiscal year 2016 ended January 3, 2017 consisted of a 17 and 53 week period, respectively. Comparable restaurant sales growth for the 17th and 53rd week was calculated by comparing it to the “like week” in the prior year.

Sales Highlights for Fiscal Fourth Quarter 2016

•
System-wide comparable restaurant sales growth of approximately 5.5% and company-owned comparable restaurant sales growth of approximately 5.3%, marking the thirteenth and eighteenth consecutive quarter of gains, respectively;

◦	Company-owned comparable restaurant sales growth comprised check growth of 3.3%, including nearly 1% of menu mix growth, and 2.0% transaction growth;

•
Total revenue of approximately $150.2 million, representing 12.6% growth from the fiscal fourth quarter of 2015. Week 17 of the fiscal fourth quarter contributed $8.3 million to total revenue. On a 16 week basis, which excludes the additional 17th week, total revenue growth was 6.4% from the fiscal fourth quarter of 2015; and

•
Company restaurant sales of approximately $144.4 million, representing 12.7% growth from the fiscal fourth quarter of 2015. Week 17 of the fiscal fourth quarter contributed $8.0 million to company restaurant sales. On a 16 week basis, which excludes additional 17th week, company restaurant sales growth was 6.5% from the fiscal fourth quarter of 2015.

Sales Highlights for Fiscal Year 2016

•	System-wide comparable restaurant sales growth of approximately 4.8% and company-owned comparable restaurant sales growth of approximately 4.7%, marking the fourth consecutive year of gains;

◦	Company-owned comparable restaurant sales growth comprised check growth of 4.5%, including approximately 1% of menu mix growth, and 0.2% transaction growth;

•
Total revenue of approximately $452.1 million, representing 6.6% growth from fiscal year 2015. Week 53 of the fiscal fourth quarter contributed $8.3 million to total revenue. On a 52 week basis, which excludes the additional 53rd week, total revenue growth was 4.7% from fiscal year 2015; and

•
Company restaurant sales of approximately $434.1 million, representing 6.5% growth from fiscal year 2015. Week 53 of the fiscal year 2016 contributed $8.0 million to company restaurant sales. On a 52 week basis, which excludes the additional 53rd week, company restaurant sales growth was 4.5% from fiscal year 2015.

The expected sales results are preliminary and unaudited, have not been reviewed by our independent registered public accountants, and remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. The Company expects to release financial and operating results for its fiscal fourth quarter and fiscal year ended January 3, 2017 during March 2017.

Paul J.B. Murphy, III, Chief Executive Officer of Del Taco, commented, “We believe our 5.5% comparable restaurant sales performance for the fiscal fourth quarter, representing 11.3% on a two year basis, will place us among select company within the restaurant industry and we thank all of our team members for their contributions to these outstanding results. 2016 marked another successful year at Del Taco during which we continued to elevate and solidify our QSR+ positioning through solid execution and product innovation across our tiered menu strategy. In particular, our June launch of Fresh Combined Solutions with our new Del Taco product and the recent launch of Platos, our first occasion based food platform, combined to drive strong transaction trends and menu mix improvement during the fiscal fourth quarter. Menu mix improved nearly 1% despite lapping more than 2% of menu mix growth in the year ago quarter driven by the launch of Grilled Carne Asada steak. Looking ahead to 2017, we intend to build on the success of our Fresh Combined Solutions Strategy as we take our brand to the next level.”

Restaurant Development

There were thirteen new system-wide openings during fiscal year 2016, including seven during the fiscal fourth quarter. As of January 3, 2017 the Del Taco system consisted of 551 system wide restaurants across 15 states, including 310 company-operated and 241 franchised locations.

ICR Conference Participation

The Del Taco management team will present at the ICR Conference tomorrow morning, Tuesday, January 10, 2017 at the Grande Lakes Hotel and Resort in Orlando, Florida. The presentation will begin at 8:00 AM Eastern Time and will be webcast live and later archived. The presentation will be posted to the Del Taco website before the presentation begins at investor.deltaco.com under the “News & Events” tab, where the webcast will be viewable. The webcast can also be viewed directly through the conference website at www.icrconference.com.

Jefferies 6th Annual Winter Consumer Summit Participation

The Del Taco management team will be participating in a fireside chat discussion at the Jefferies 6th Annual Winter Consumer Summit on Tuesday, January 17, 2017 at the Ritz-Carlton Bachelor Gulch in Avon, Colorado.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ: TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant’s working kitchen with the value and convenience of a drive thru. All menu items taste better because they are made with quality ingredients like freshly grated cheddar, hand-chopped pico de gallo, sliced avocado, slow-cooked beans made from scratch, and fresh-grilled marinated chicken and steak. The brand’s UnFreshing Believable® campaign further communicates Del Taco’s commitment to provide guests with the best quality and value for their money. Founded in 1964, today Del Taco serves more than three million guests each week at its more than 550 restaurants across 15 states. For more information, visit www.deltaco.com.

Forward-Looking Statements
In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-owned or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Media Contact:
Julia Young
(646) 277-1280
julia.young@icrinc.com

Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com